Exhibit 12.1

CERTIFICATION

I, Allen Baharaff, certify that:

1.  I have reviewed this Annual Report on Form 20-F of Galmed Pharmaceuticals Ltd.; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Allen Baharaff
Allen Baharaff
President and Chief Executive Officer

Date: June 1, 2015